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                                                                   Exhibit 17(a)

                           POWER OF ATTORNEY

  Each person whose signature appears below hereby constitutes and appoints the President, Secretary, and Assistant Secretary of The Parkstone Group of Funds, and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934, and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURES                           TITLE                      DATE
----------                           -----                      ----


/s/ George R. Landreth               Trustee and                May 23, 1996
--------------------------           Chairman of the Board
George R. Landreth



/s/ Lawrence D. Bryan                Trustee                    May 23, 1996
--------------------------
Lawrence D. Bryan



/s/ Robert M. Beam                   Trustee                    May 23, 1996
--------------------------
Robert M. Beam



/s/ Adrian Charles Edwards           Trustee                    May 23, 1996
--------------------------
Adrian Charles Edwards


Sworn to and subscribed before me this 23rd day of May, 1996.

/s/ Stephen Mintos
-------------------------
Notary Public

Franklin               County, Ohio
--------------                 ------
My Commission Expires: Lifetime Commission
                       Attorney at Law